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                                                                 Exhibit 10.9

                              ASSIGNMENT OF LEASE

                                    (EMPIRE)


         This Assignment is made and entered into by and between EMPIRE METALS, INC., an Arizona corporation, ("Assignor"), and EMCO RECYCLING CORP, an Arizona corporation ("Assignee").

                                  WITNESSETH:

         WHEREAS, there presently exists (i) that certain Lease dated March 1, 1985 by and between the Atchison, Topeka and Santa Fe Railway Company and Empire Metals, Inc., (ii) that certain Lease Agreement dated January 1, 1990, between Empire Metals, Inc. and Superior Companies, as amended by that certain First Amendment to Lease Agreement, effective April 15, 1994; and (iii) that certain Lease dated March 29, 1988 by and between The Bennett Family Trust and Empire Metals, Inc. (which two leases an collectively referred to as the "Assigned Leases"); and


         WHEREAS, Assignee desires to assume from Assignor, and Assignor desires to assign to Assignee, all of Assignor's interest as lessee under the Assigned Leases;

         NOW, THEREFORE, for and in consideration of premises and the mutual promises and covenants hereinafter set forth, together with the sum of Ten and No/100 Dollars ($10.00) cash in hand paid by Assignee, together with other good and valuable consideration, the receipt and sufficiency of which an hereby acknowledged by Assignor, Assignor does hereby ASSIGN, TRANSFER, SET-OVER and DELIVER unto Assignee all of Assignor's interest as lessee under the Assigned Leases and all rights, benefits and privileges of the lessee thereunder and under any guaranties or other documents or agreements securing the performance of the lessee under the Assigned Leases.

         TO HAVE AND TO HOLD the above rights and interests unto Assignee, its successors and assigns forever, and Assignor does hereby bind itself, its successors and assigns to warrant and forever defend, all and singular, the foregoing rights and interests unto the said Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof, by, through or under Assignor, but not otherwise.

         All the covenants, term and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees, personal representatives, successors and assigns.

         EXECUTED this 11th of April 1996.

                                 ASSIGNOR:

                                 EMPIRE METALS, INC., an Arizona corporation


                                 By:  HAROLD RUBENSTEIN
                                      ----------------------------
                                      Harold Rubenstein, President


                                 ASSIGNEE:

                                 EMCO RECYCLING CORP., an Arizona
                                 corporation


                                 By:  GEORGE MOOREHEAD
                                      ---------------------------
                                      George Moorehead, President